Exhibit 10.3

TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT

THIS TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT (this "Amendment") is made and entered into this 6th day of July, 2020, by and among MARQUIS AFFILIATED HOLDINGS LLC, a Delaware limited liability company ("Holdings"), MARQUIS INDUSTRIES, INC., a Georgia corporation, and successor by merger with A-O Industries, LLC, a Georgia limited liability company, Astro Carpet Mills, LLC, a Georgia limited liability company, Constellation Industries, LLC, a Georgia limited liability company, S F Commercial Properties, LLC, a Georgia limited liability company, and Lonesome Oak Trading Co., Inc., a Georgia corporation ("Marquis”, together with Holdings, collectively, the "Borrowers" and each, individually, a "Borrower") and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, "Lender").

Recitals:

Lender and Borrowers are parties to a certain Loan and Security Agreement dated as of July 6, 2015 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement") pursuant to which Lender has made loans and other financial accommodations to Borrowers.

Borrowers have informed Lender of their desire to prepay in full the outstanding principal balance of (and accrued interest on) the Mezzanine Debt (“2020 Mezzanine Debt Prepayment”). Pursuant to Section 4 of the Debt and Lien Subordination Agreement, Borrowers are restricted from making prepayments of the Mezzanine Debt unless all of the conditions set forth therein are satisfied at the time of and after giving effect to such prepayment. As such, Borrowers have requested that Lender waives compliance with clause (ii)(b) of the definition of Permitted Payments in the Debt and Lien Subordination Agreement, solely to the extent necessary to permit the 2020 Mezzanine Debt Prepayment.

The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)By adding the following new definition to Section 1.1 of the Loan Agreement in alphabetical sequence:

2020 Mezzanine Debt Prepayment: that certain prepayment in full of the Mezzanine Debt by the Borrowers made on or before July 31, 2020 in the aggregate amount of the sum of (x) $2,000,000.00 of principal, plus (y) $694.45 of interest accruing on a daily basis from July 1, 2020 until the date of prepayment.

(b)By deleting the definition of Fixed Charges contained in Section 1.1 of the Loan Agreement and replacing in lieu thereof the following:

6551089.v7

Fixed Charges: the sum of interest expense (other than payment-in-kind) and principal payments made on Borrowed Money (other than the 2020 Mezzanine Debt Prepayment), income taxes paid in cash and Distributions made (excluding (a) Upstream Payments, (b) Distributions made on or about the Closing Date that relate to transactions contemplated by the Marquis SPA Documents, as in effect on the Closing Date, (c) the Sixth Amendment Distribution, (d) the Synovus Debt, and (e) the LOTC Holdback Amount).

3.Consent to the 2020 Mezzanine Debt Prepayment.  Lender hereby waives compliance with clause (ii)(b) of the definition of Permitted Payments in the Debt and Lien Subordination Agreement, solely to the extent necessary to permit the 2020 Mezzanine Debt Prepayment, so long as each of the following conditions precedent are satisfied, in form and substance satisfactory to Lender: (a) all conditions precedent to the effectiveness of this Amendment have been satisfied; (b) no Default or Event of Default exists; (c) all conditions to the 2020 Mezzanine Debt Prepayment in the Debt and Lien Subordination Agreement are satisfied other than the requirement under clause (ii)(b) of the definition of Permitted Payments contained therein, and (d) the 2020 Mezzanine Debt Prepayment is made on or before July 31, 2020.

4.Ratification and Reaffirmation.  Borrowers hereby ratify and reaffirm the Obligations, each of the Loan Documents, and all of Borrowers' covenants, duties, indebtedness and liabilities under the Loan Documents.

5.Acknowledgments and Stipulations.  Each Borrower acknowledges and stipulates that each of the Loan Documents executed by such Borrower creates legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens.

6.Representations and Warranties.  Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

7.Reference to Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8.Breach of Amendment.  This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9.Conditions Precedent.  The effectiveness of the amendments contained in Section 2 hereof and the consent contained in Section 3 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a)Lender shall have received a counterpart of this Amendment, duly executed by each Borrower;

(b)Lender shall have received an executed secretary’s certificate for each Borrower, in substantially the forms attached hereto; and

(c)Lender shall have received such other agreements, instruments and documents as Lender may reasonably request.

10.Expenses of Lender.  Each Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

11.Release of Claims.  To induce Lender to enter into this Amendment, each Borrower hereby RELEASES, ACQUITS AND FOREVER DISCHARGES Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Lender.

12.Effectiveness; Governing Law.  This Amendment shall be effective upon acceptance by Lender in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

13.No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

14.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.Further Assurances.  Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16.Miscellaneous.  This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

17.Waiver of Jury Trial.  To the fullest extent permitted by Applicable Law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

18.Execution.  This Amendment may be in the form of an Electronic Record and may be executed using electronic signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic

counterparts, but all such counterparts are one and the same Amendment.   For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

ATTEST: _/s/ Tony Isaac_________________________ Tony Isaac, Secretary [COMPANY SEAL]	BORROWERS: MARQUIS AFFILIATED HOLDINGS LLC By: ___/s/ Jon Isaac___________________________ Jon Isaac, President and Chief Executive Officer
ATTEST: ___/s/ Tim Young_______________________ Tim Young, Secretary [CORPORATE SEAL]	MARQUIS INDUSTRIES, INC. By: ____/s/ Weston A. Godfrey, Jr._______________ Weston A. Godfrey, Jr., Chief Executive Officer
[Signatures continued on following page.]

Tenth Amendment to Loan and Security Agreement and Consent (Marquis)

LENDER:
BANK OF AMERICA, N.A.
By:___/s/Michelle Terwilleger___________________
Name: Michelle Terwilleger
Title: Vice President

Tenth Amendment to Loan and Security Agreement and Consent (Marquis)